Exhibit 99-1

P&G JAPAN G.K. and its group companies

THE EMPLOYEES’ STOCK PURCHASE PLAN

The Employees’ Shareholding Association of P&G Group

3,000,000 SHARES OF COMMON STOCK OF THE PROCTER & GAMBLE COMPANY

This document constitutes part of a prospectus covering securities that have been registered under the U.S. Securities Act of 1933.

This Plan is not subject to any provisions of the US’s Employee Retirement Income Security Act of 1974, nor is it qualified under the US’s Internal Revenue Code Section 401(a).

This document supplements Plan information previously provided to you.

Revised: January 1, 2005
Revised: December 1, 2008
Revised: February 1, 2010
Revised: July 1, 2013
Revised: October 1, 2015
Revised: November 1, 2018
Revised: April 20, 2020
Revised: February 1, 2021
Revised: August 1, 2023

P&G Japan G.K. and its group companies
THE EMPLOYEES’ STOCK PURCHASE PLAN
The Employees’ Shareholding Association of P&G Group
3,000,000 SHARES OF COMMON STOCK OF THE PROCTER & GAMBLE COMPANY

1.	THE TITLE OF THE PLAN
The organizations shall be called the Employees’ Shareholding Association of P&G Group (hereinafter collectively referred to as the “Association”).

2.	PURPOSE OF THE PLAN AND OVERVIEW
The Association shall be regarded as a partnership under the provisions of Article 667 paragraph 1 of the Civil Code, and the contributions under Article 7 paragraphs 1 and 5 of the Regulations of the Employees’ Shareholding Association of P&G Group, the Company Contributions (as defined below; hereinafter the same) under Article 8 thereof, the dividend under Article 11 paragraphs 2 thereof and the proceeds from sales of share options under Article 12 paragraphs 2 thereof shall constitute the investment in the Association. The purpose of the Association is to contribute to the formation of assets held by its Members (as defined below) by facilitating their acquisitions of the common stock of The Procter & Gamble Company (“P&G”).Only common stock of P&G, which shares have been duly registered under U.S. securities laws, shall be offered pursuant to the Association’s employees stock purchase plan (“Plan”).

3.	MEMBERSHIP
Member of the Plan (“Member”) shall be limited to the regular employees of P&G JAPAN G.K. and its group companies (collectively “Company”).

4.	DURATION OF THE PLAN
The Plan is not designed to be in effect for any specific period of time, and the Company may amend, suspend, or terminate the Plan at any time. Upon any such termination, no further Member Contributions (as defined below; hereinafter the same) or Company Contributions will be made for payroll periods ending after the termination date. Further, upon such termination, the Company may direct that value of the balance of purchased shares attributable to each Member’s account be paid to that Member in a single lump sum payment, in the form of cash or shares of common stock at the election of the Company.

5.	ADMINISTRATION OF THE PLAN
A portion of the administrative work of the Associations shall be entrusted to Daiwa Securities Co. Ltd. (“Daiwa ”). Daiwa will act as a fiduciary with respect to purchasing the shares of common stock under the Plan. They will maintain records, send statements of account of Members of the Plan and, upon termination of Members from the Plan, administer the withdrawals and distributions of the shares then attributable to those Members. Daiwa performs its services pursuant to an agreement with the Company. Either party to that agreement may terminate the agreement by notifying the other party of its intention of the termination.

6.	CONTACTS
For additional information about the Association Plan and its administrators, Member may contact the following address:
The Employees’ Shareholding Association of P&G Group
7-1-18, Onoedori, Chuo-ku, Kobe 651-0088 Japan E-mail： esppadmin.im@pg.com

7.	PURCHASE OF THE STOCK
The Association will aggregate all monthly Member Contributions and Company Contributions upon receipt and transfer them to Daiwa. Daiwa shall then purchase the common stock of P&G at the then prevailing price of P&G shares at the New York Stock Exchange on the 25th day of the month or on the previous business day if the 25th calendar day is not a business day at the New York Stock Exchange.  Dividends will be allotted and recorded for Members in proportion to the number of shares held by each Member, added to the amount of contributions which are received and used for the next stock purchase.

8.	COMMISSIONS
Administration commissions and consumption tax are payable by the Company to Daiwa. Purchase fees are charged to the Association depending on the monthly purchase amount and the Association deducts the purchase fees from the total Member Contributions. Bank transfer fees and sales commissions are payable by the Members to Daiwa, depending on the amount of shares to be sold.

9.	MEMBER CONTRIBUTION
Member contributions (“Member Contributions”) will be deducted from the Members’ monthly salaries and semi- annual bonuses (only for Members who are eligible to receive semi-annual bonuses) and aggregated for the purpose of the next share purchase. If a Member wishes to change his/her monthly contribution or to suspend it temporarily, he/she should submit an application to the Chairman of the Association by the end of the month preceding the month in which the Member wishes to change or suspend his/her contribution levels. However, even without submitting an application for suspension of contributions, in case of shortage for contributions, his/her payroll contributions may be suspended from the following month upon an approval of the Chairman.

10.	MINIMUM /MAXIMUM OF MEMBER CONTRIBUTIONS
Members’ monthly contributions derived from salary deductions shall be in units of 1,000 yen, and the maximum monthly contribution from a Member’s salary shall be 100,000 yen per Member who gets paid semi-annual bonuses except store managers, and 150,000 yen per Member who doesn’t get paid semi-annual bonuses and store managers. Member Contributions derived from semi-annual bonuses shall be 3 times the monthly Member Contributions: in units of 3,000 yen, and the maximum contribution from a Member’s bonus shall be 300,000 yen per Member.  Subject to the monthly and annual limits, there is no limit on the total amount of Member Contributions that a Member can make during his or her participation in the Plan.

11.	COMPANY CONTRIBUTIONS
Company contributions (“Company contributions”) will be added to the Member Contributions and in an amount equal to twenty percent (20%) of such Member Contributions and the limit of Company Contributions which will be added to the Member Contributions based on a salary or a bonus deduction is as follows.

	Contributions limit based on a salary deduction	Contributions limit based on a bonus deduction
Members who don’t get paid bonuses and store managers	JPY 9,000	-
Members who get paid bonuses except store managers	JPY 6,000	JPY 18,000

12.	TAXATION
The taxes imposed on the Company Contributions shall be allocated to each Member.

13.	ACCOUNT STATEMENT
1.
Daiwa shall send semi-annual statements to each Member specifying the shareholdings and balance in his/her account and other pertinent account details under the Plan. Such statements shall be sent to Members at the end of March and September of each year.

2.	Daiwa also sends annual report to each Member specifying dividend and its local tax paid in previous year. Such report shall be sent to Members by end of January of each year
3.	The statement and report in the preceding paragraphs shall be re-issued upon members’ request under Article 15 paragraphs 4 of the Regulations of the Employees’ Shareholding Association of P&G Group

14.	RESALE RESTRICTIONS
Members are prohibited from transferring their interest in the Association’s assets including allotted stock to a third party or creating a pledge thereon. The same shall apply for the Members’ claims for the refund of investment to the Association.

15.	WITHDRAWALS FROM THE PLAN
1.
Members shall be entitled to withdraw allotted stock in multiples of 100 shares from the Association’s assets. A Member wishing to withdraw stock shall submit the required forms to the Chairman by the end of the month.

2.	In the event of the preceding paragraph, the Association shall return the stock to that Member by transferring to the account held with Daiwa in the name of that Member.

16.	MEMBER WITHDRAWAL FROM THE ASSOCIATION PLAN
A Member may completely withdraw from and discontinue membership in the Association’s Plan by submitting a notice of withdrawal to the Chairman of the Association. If a Member leaves the Company, he/she is also no longer eligible for Association Plan membership; upon leaving the Company, he/she will therefore cease to be a Member. Members who withdraw from the Association are not readmitted to join the Association.

1.
In the event that a Member withdraws from the Association, the Member’s shares of stock and residual amount shall be returned to him or her. Shares numbering less than one share shall be converted into cash on the basis of the closing price of the stock at New York Stock Exchange as of the 10th day of the month immediately after the withdrawal (or should this fall on a holiday or a day when the New York Stock Exchange is closed, the immediately preceding trading day).

2.
In the case of the preceding paragraph, the Association shall return the shares of stock in multiples of one share to that Member by transferring to the account held with Daiwa in the name of that Member, and refund any settlement money through the same account.

3.
A Member who has withdrawn from the Association shall submit a notice of withdrawal and form of claim for the refund of investment in the Association by basically end of the resignation month so that the Member will receive return of investment pursuant to the preceding paragraph based on the submitted documents.

4.
Regardless of preceding paragraph, if the member does not submit a notice of withdrawal and form of claim for the refund of investment to the Association within 3 years after the resignation date, the member is regarded that the member abandoned the right to claim the refund of investment and the Association claims the refund and obtain the refund as miscellaneous income of the Association.For the members who resigned before October 31, 2018, if the member has not submitted the notice of withdrawal and form of claim for the refund of investment, and 10 years passes after the resignation date, then the member is regarded that the employee abandoned the right to claim the refund and the Association will claim the refund and the Association obtains the refund of this member as miscellaneous income.

A Member’s account and shares shall not be transferred to the International Stock Ownership Plan or any other employee stock plans offered by P&G upon such Member’s transfer of employment to another Procter & Gamble subsidiary.

17.	DOCUMENTS INCORPORATED BY REFERENCE
The following documents filed by P&G with the Securities and Exchange Commission (the “Commission”) (File No. 1-434) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
1.	Amendment No. 1 to the Company’s Form 10-K for the fiscal year ended June 30, 2008 filed on Form 10-K/A on October 3, 2008.
2.
The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 as conformed to organizational and segment measurement changes contained in the Company's Form 8-K filed November 6, 2008.

3.	The Company’s Quarterly Report on Form 10-Q filed on October 30, 2008, for the period ended September 30, 2008.
4.	The Company’s Current Report on Form 8-K/A filed on October 8, 2008 and the Company’s Current Reports on Form 8-K filed on October 29, 2008, October 31, 2008, November 4, 2008 and November 6, 2008.
5.	The Plan’s Annual Report on Form 11-K filed on October 2, 2008.
6.
All other document filed by P&G in connection with the Plan pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or any Prospectus hereunder. Any statement contained herein, in any subsequent Prospectus hereunder or in any document subsequently filed with the Commission is deemed to be incorporated by reference, but any such statement shall not be deemed, to constitute a part of the Registration Statement or any Prospectus hereunder unless such statement is modified or superseded.

Copies of any or all of these documents, other than exhibits to these documents, unless such exhibits are specifically incorporated by reference into such documents, are available without charge to Plan Members, upon their written or oral requests. A copy of P&G’s most recent Annual Report to shareholders will also be provided upon request without charge. Requests should be directed to the Association indicated in 6. CONTACTS.

Requests or for additional information about the Plan or its Trustees should be directed to the same contact above.

Regulation of the Employees’ Shareholding Association of P&G Group

Date of Revision: February 1, 2021

The Employees’ Shareholding Association of P&G Group

Regulations of the Employees’ Shareholding Association of P&G Group

NAME
Article 1
This organization shall be called the Employees’ Shareholding Association of P&G (hereinafter referred to as the “Association”).
FORMATION AND INVESTMENT
Article 2
The Association shall be regarded as a partnership under the provisions of Article 667 paragraph 1 of Civil Code, and the contributions under Article 7 paragraphs 1 and 5 herebelow, the subsidies under Article 8 herebelow, the dividends under Article 11 paragraph 2 herebelow and the proceeds from sales of share options under Article 12 paragraph 2 herebelow shall constitute the investment in the Association.

PURPOSE
Article 3
The purpose of the Association is to contribute to the formation of assets by its members by facilitating their acquisition of the common stock of The Procter & Gamble Company.
MEMBERSHIP
Article 4
Membership shall be limited to the regular employees of P&G Japan G.K. and its group companies (hereinafter referred to as the “Company”).
ADDMISSION TO THE ASSOCIATION
Article 5
1.	Persons eligible for membership under the preceding Article may join the Association at any time. Applications shall be accepted each month for admission in the following month.
2.
Based on Withholding Foreign Partnership contract in the US new applicants are requested to submit Form W- 8BEN (W-9 for US partners including US Nationalities and Green card holders) at the time of admission.

WITHDRAWAL FROM THE ASSOCIATION
Article 6
1.	A member may withdraw from the Association in a given month by submitting a notice of withdrawal to the Chairman by the end of the preceding month.
2.	A member shall cease to be a member when he or she no longer qualifies under Article 4.
3.	Members who withdraw from the Association are not readmitted to join the Association.

EMPLOYEES’ CONTRIBUTIONS
Article 7
1.	Members shall make contributions in the amounts specified below.
1)	Monthly contributions
-	For members who don’t get paid bonuses and store managers, monthly contributions shall be in units of 1,000 yen and the maximum monthly contribution is 150 units per member.
-	For members who get paid bonuses, monthly contributions shall be in units of 1,000 yen and the maximum monthly contribution is 100 units per member.
2)	Contributions from bonuses
-	For members who don’t get paid bonuses and store managers, contributions shall not be made
-	For members who get paid bonuses, contributions from bonuses shall be 3 times the monthly contribution of each member.
2.
A member wishing to change the amount contributed in the preceding paragraph by him or her is required to submit an application to the Chairman by the end of each month.The change will take effect from the following month.

3.
Should a member face difficulties in making contributions because of compelling circumstances, he or she may suspend payroll contributions to the Association from a given month by submitting an application for suspension of contributions to the Chairman by the end of the preceding month.
However, even without submitting an application for suspension of contributions, in case of shortage for contributions stated in paragraph 1, payroll contributions may be suspended from the following month upon an approval of the Chairman.

4.	To resume contributions, the member is required to submit an application to the Chairman by the end of a given month, and can resume contributions from the following month.
5.
In addition to the contributions under paragraph 1, members may make additional contributions as investment in the Association. Contribution form, timing, maximum amount and procedures, etc. shall be as the Association determines from time to time.

INVESTMENT OF COMPANY SUBSIDIES
Article 8
Members shall invest in the Association the subsidies provided by the Company for contributions under Article 7 paragraph 1 at a rate of subsidies which is separately stipulated in the Memorandum between the Company and the Association. Subsidies provided by the Company for contributions under Article 7 paragraph 1 items and 2, shall be limited as follows.
	The maximum number of units to which subsidies are paid based on monthly contributions	The maximum number of units to which subsidies are paid based on bonus contributions
Members who don’t get paid bonuses and store managers	45 units
Members who get paid bonuses except store managers	30 units	90 units

PURCHASE OF STOCK
Article 9
1.
The Association shall purchase the stock of The Procter & Gamble Company on the New York Stock Exchange for the aggregate of contributions under Article 7 paragraph 1, the subsidies under the preceding Article, the dividends under Article 11, proceeds from the sale of share options under Article 12 and the residual amount under paragraph 3 of this Article (hereinafter referred to as “Stock Purchase Funds”), on the 25th day of each month(or on the immediately preceding business day if the 25th day is not business day) and on the pay day in the cases of the contributions from bonuses.The stock shall be purchased in integral trading units of the stock by consignment purchase to Daiwa Securities Co. Ltd. (hereinafter referred to as “Daiwa Securities”).

2.	Without regard to the preceding paragraph, the amount converted into cash specified under Article 19 shall first be deducted from the Stock Purchase Funds.
3.
The residual amount of Stock Purchase Funds remaining after the application of the Stock Purchase Funds of the purpose specified in the preceding two paragraphs (hereinafter referred to as the “Residual Amount”) shall be carried forward and added to the Stock Purchase Funds for the next stock purchase.

4.
The Association shall purchase stock with the additional contributions under Article 7 paragraph 5 and subsidies under the preceding Article without delay after they are received.The regulations under the second sentence of paragraph 1 and the preceding paragraph shall be applied mutatis mutandis.

ALLOTMENT OF STOCK AND RECORDING
Article 10
1.
Purchased stock shall be allotted to and recorded for the account of each member in proportion to the member’s contribution to the Stock Purchase Funds under Article 9 paragraph 1 or additional contributions under the same Article paragraph 4 each time stock is purchased. Stock held for the account of each member shall be computed to the third decimal place with any fraction being rounded off, the remainder to be added to the number of shares of stock purchased at the next stock purchase.

2.
The Residual Amount shall be allotted to and recorded for the account of each member in proportion to the amount of Stock Purchase Funds contributed by each member.Any amount below one yen shall be carried forward and added to Stock Purchase Funds for the next stock purchase.

3.
The number of shares of stock and the Residual Amount allotted and recorded pursuant to paragraphs 1 and 2 represent each member’s notional interest, and the purchased stock and the Residual Amount shall be owned by the Association formed as a partnership under the Civil Code.

CONTRIBUTION OF DIVIDENDS
Article 11
1.
Dividends shall be allotted to and recorded for the account of members as of the record date designated by The Procter & Gamble Company in proportion to the shares of stock held for the account of each member.

2.	Members shall contribute the allotted dividends specified in the preceding paragraph to the Association as additional contributions of investment for the purpose of purchasing stock.
3.
Purchase of stock with additional contributions under proceeding paragraph shall be made by adding to contributions under Article 7 paragraph 1 items 1 and 2 and paragraph 5 after the allotted dividends are received.

HANDLING OF SHARE OPTIONS
Article 12
1.
Should the share options involving capital contribution be issued to the Association’s purchased stock as allotment to shareholders, the share options shall be sold, and the proceeds are allotted to and recorded for the account of members as of the record date in proportion to the number of shares of stock held for the account of each member. Article 10 paragraph 2 shall be applied mutatis mutandis to the handling of fractions.

2.	Members shall contribute the proceeds specified in the preceding paragraph to the Association as investment for the purpose of purchasing stock.
STOCK SPLITS
Article 13
Should the Association receive additional stock as a result of stock splits, the additional stock shall be allotted to and recorded for the account of members as of the record date in proportion to the number of shares held for the account of each member.  Article 10 shall be applied mutatis mutandis to the handling of fractions.
MANAGEMENT OF STOCK AND OWNER OF RECORD
Article 14
1.	The Chairman shall be registered as the owner of record of the stock.
2.
The Chairman shall deposit the stock entrusted under the provisions of the preceding paragraph with Daiwa Securities. Daiwa Securities shall redeposit the stock with a custodian bank. In this case, the custodian bank shall be registered as the owner of record of the stock.

STATEMENTS
Article 15
1.
The Association shall send biannual statement specifying each member’s balance to each member in April (in the case of the statement as of the end of March) and October (in the case of the statement as of the end of September).

2.	The Association shall send annual report specifying divided paid within previous year to each member in January.
3.	Daiwa Securities shall provide statement and annual report to the Association based on entrustment of administration under the Article 26.
4.
Biannual statement and annual dividend report can be re-issued upon members’ application in given process (reissuing statement for past 10 years at maximum, dividend report for past 5 years at maximum is available).

5.	The Association shall request Daiwa to reissue stock withdrawal statement based on members’ application in same process as paragraph #4.

PROHIBITION ON DISPOSAL OF STOCK
Article 16
Members are prohibited from transferring their interest in the Association’s assets including allotted stock to a third party or creating a pledge thereon.  The same shall apply for the members’ claim for the refund of investment to the Association.

VOTING RIGHTS
Article 17
The Chairman shall be entitled to exercise voting rights of the allotted stock after notifying the members of the contents of Notice of Annual Meeting of Shareholders and Proxy Statement. Members may instruct the Chairman as to the exercise of the voting rights at every Annual Meeting of Shareholders.
WITHDRAWAL OF STOCK
Article 18
1.
Members shall be entitled to withdraw allotted stock in multiples of 100 shares from the Association’s assets. A member wishing to withdraw stock shall submit the required forms to the Chairman by the end of the month.

2.	In the event of the preceding paragraph, the Association shall return the stock to that member by transferring to the account held with Daiwa Securities in the name of that member.

RETURN OF INVESTMENT UPON WITHDRAWAL FROM THE ASSOCIATION
Article 19
1.
In the event that a member withdraws from the Association, the member’s shares of stock and Residual Amount shall be returned to him or her.  Shares numbering less than one share shall be converted into cash on the basis of the closing price of the stock at New York Stock Exchange as of the 10th of the month immediately after the withdrawal (or should this fall on a holiday or a day when the New York Stock Exchange is closed, the immediately preceding trading day).

2.
In the case of the preceding paragraph, the Association shall return the shares of stock in multiples of one share to that member by transferring to the account held with Daiwa Securities in the name of that member, and refund any settlement money through the same account.

3.
A member who has withdrawn pursuant to Article 6 shall submit a notice of withdrawal and form of claim for the refund of claim for the refund of investment to the Association by end of the resignation month so that the member will receive return of investment pursuant to the preceding paragraph.

4.
Regardless of preceding paragraph, if the member does not submit a notice of withdrawal and form of claim for the refund of investment to the Association within 3 years after the resignation date, the member is regarded that the member abandoned the right to claim the refund of investment and the Association claims the refund and obtain the refund as miscellaneous income of the Association. For the members who resigned before October 31, 2018, if the member has not submitted the notice of withdrawal and form of claim for the refund of investment, and 10 years passes after the resignation date, then the member is regarded that the employee abandoned the right to claim the refund and the Association will claim the refund and the Association obtains the refund of this member as miscellaneous income.

HANDLING OF PERSONAL INFORMATION
Article 20
1.
Members agree that the Association uses and handles the personal information and the Specific Personal Information submitted by members and the personal information and the Specific Personal Information the Association obtains from the organization assigned (hereinafter referred to as “ Personal Information of Members”) to properly carry administrative operations based on this Regulation (including, but not limited to, procedures of admission to or withdrawal from the Association, purchase of stock, computation of dividends, proper procedures concerning tax and delivery of several kinds of statements, hereinafter referred to as “Shareholdings Association Administrative Operations”).

2.	The Association shall take necessary and proper measures of information management such as Installation of rule for handling Specific Personal Information, for safe control of Personal Information.
3.
Members agree that: (i) a portion of the administrative work of the Association shall be entrusted to Daiwa Securities Co. Ltd. under Article 26, (ii) the Association provides Personal Information of Members to Daiwa Securities and (iii) Daiwa Securities uses Personal Information of Members for it to properly perform the administrative work that shall be entrusted by the Association. Members also agree that, for the purposes of efficient administrative work in respect of the return of the stock and settlement money pursuant to Articles 18 and 19, the Association will provide Daiwa Securities with the Personal Information of Members, and both the Association and Daiwa Securities will use each other the Personal Information of Members.

EXECUTIVES
Article 21
1.	A number of directors (including a Chairman and a Vice Chairman) and an auditor shall be elected to administer the Association. Directors constitute the board of directors.
2.	A director and the auditor specified under the preceding paragraph shall be elected from among the members of the Association in conformity with the following procedures.
1)
The incumbent board of directors shall recommend candidates for the succeeding term at least one month prior to the expiration of their term of office. The Chairman shall notify the members of the names of candidates in writing.

2)	Members opposed to candidates recommended under the preceding item shall notify the Chairman to this effect in writing.
3)
So long as the number of objections received does not constitute more than half of the total number of members two weeks after the notification under item 1 was dispatched, the candidates concerned shall be regarded as elected and shall assume their posts at the expiration of the incumbent executives’ term of office.

4)	Should the number of objections under item 2 constitute more than half of the total number of members, the Chairman shall recommend a new candidate and repeat the procedures under items 1and 3.
3.
The term of executives shall expire on the last day of June two years after they are elected, provided however that the term of office shall be extended until executives for the following term are duly elected in the event that the procedures under Article 21 paragraph 2 item 4 have not been completed or, for other reasons, the executives for the following term have not been elected. Re-election of executives shall not be precluded.

4.
The Chairman and the Vice Chairman shall be elected from among the directors.The Chairman shall represent the Association, and in the event that he or she is unable to perform his or her duties the Vice Chairman shall act for him or her. Directors may state opinions on governance of the Association. Directors and auditor can put opinions towards the operation and governance of the Chairman.

5.
The auditors shall audit the operation and accounts of the Association and needs to notify the Chairman. When needed, the auditor may request for the reveal of information about the status of the Association and operation. The auditor may express opinions at meetings of the board of directors.

6.
Independent from Board of Directors, 1 governance owner shall be placed. Governance Owner leads the overall governance of operation and third-party maintenance, and may suggest for improvement to Board of Directors. Governance owner does not need to go through election process in paragraph 2.

BOARD OF DIRECTORS
Article 22
1.	The board of directors shall be convened by the Chairman as necessity arises.
2.	Business cannot be transacted unless more than half of the board is present, and all matters shall be decided by a majority of those present.
3.	The board shall act on the following matters:
1)	matters concerning administration of the Association;
2)	matters concerning interpretation of the Regulations of the Association;
3)	matters to be decided by the board of directors in accordance with the Regulations of the Association;
4)	other matters as the Chairman may determine are to be resolved by the board of directors.
4.	Without regard to the provisions under paragraphs 1 and 2 above, with any good reasons, business can be transacted in writing.
BUSINESS REPORTS
Article 23
The board of directors shall prepare a report on operations as of the end of June for the past year every year, and release it to the members after obtaining the authorization of the auditors.

REVISION OF THE REGULATION
Article 24
The regulations of the Association shall be revised in conformity with the following procedures.
1)	The board of directors shall propose an amendment, and the Chairman shall notify the membership of it in writing.
2)	Members opposed to the amendment under the preceding item shall notify the Chairman in writing.
3)
So long as the number of objections received does not constitute unless more than half of the total number of members two weeks after notification under item 1 was received by the members, the amendment shall be regarded as approved.

4)
Should the number of objections under item 2 constitute unless more than half of the total number of members, the board of directors shall revise the amendment concerned and repeat the procedures under item 1and 3.

SECRETARIAT
Article 25
The Secretariat of the Association shall be established in Department of HR Services and Solutions of the Company for the purpose of transacting the Association’s business.

ENTRUSTMENT OF ADMINISTRATIVE WORK
Article 26
A portion of the administrative work of the Association shall be entrusted to Daiwa Securities. Governance owner of the Association manages the consignment.
EXPENSES
Article 27
1.	Expenses arising from the operations of the Association shall be borne by the members.
2.	A member shall be reimbursed for the burden required in the preceding paragraph by the Company.

SUPPLEMENTARY PROVISIONS
1.	The above Articles will take effect from May 26, 1986.
2.	The above Articles will take effect from September 1, 1995.
3.	The above Articles will take effect from July 1, 1997.
4.	The above Articles will take effect from September 1, 1999.
5.	Company subsidy described in Article 8 will be 20% of member’s contribution effective September 1, 1999.
6.	Member shall be able to withdraw allotted stock in multiples of 50 shares under Article 18 by the end of August, 1999.
7.	The Articles 1 and the Articles 4 will take effect from April 1st, 2001
8.	The Articles 9-1, the Articles 14-2 and the Articles 19 will take effect from April 30th, 2004
9.	The Article 7 and 8 will take effect from January 1, 2005.
10.	The Article 20 and 25 will take effect from April 1, 2005.
11.	The above Articles will take effect from September 1, 2008.
12.	The Article 5 and the Article 6-3 will take effect from February 1, 2010.
13.	The Article 7-3 will take effect from July 1,2013.
14.	The Article 15-2, 4 and 5 will take effect from October 1,2015.
15.	The above Articles will take effect from October 1, 2016
16.	The above Articles will take effect from September 1, 2018
17.	The above Articles will take effect from November 1, 2018
18.	The above Articles will take effect from April 20, 2020